POWER OF ATTORNEY

The undersigned hereby constitutes and appoints each of MARY A FRANCIS, CHRISTOPHER A. BUTNER, CHRISTINE L. CAVALLO, KARI H. ENDRIES, ROSE Z. PIERSON, CARRIE HO, BARRY SCHACHTER and JESSICA CAULEY signing singly, the undersigned’s true and lawful attorney-in-fact to:

1.
Obtain credentials (including codes or passwords) to enable the undersigned, in the undersigned’s capacity as an officer and/or director of Hess Midstream LP, a Delaware limited partnership (the “Company”), to submit and file documents, forms and information via the U.S. Securities and Exchange Commission (“SEC”) Electronic Data Gathering, Analysis, and Retrieval (“EDGAR”) system, including enrolling the undersigned in EDGAR Next or any successor filing system;

2.
Do and perform any and all acts for and on behalf of the undersigned which may be necessary to serve as an account administrator for the undersigned’s EDGAR account, including (i) appoint, remove and replace account administrators, account users, and delegated entities; (ii) maintain the security of the undersigned’s EDGAR account, including modification of access codes; (iii) maintain, modify and certify the accuracy of information on the undersigned’s EDGAR account dashboard; and (iv) any other actions contemplated by Rule 10 of Regulation S-T;

3.
Cause the Company to accept a delegation of authority from the undersigned’s EDGAR account administrators and authorize the Company’s EDGAR account administrators pursuant to that delegated entity designation to appoint, remove or replace users for the undersigned’s EDGAR account;

4.
Execute for and on behalf of the undersigned a Form ID, Forms 3, 4 and 5, and Forms 144, each including amendments thereto, required to be filed in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules thereunder and Rule 144 under the Securities Act of 1933, as amended (“Rule 144”), respectively;

5.
Do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form ID, Form 3, 4 or 5, or Form 144, complete and execute any amendment or amendments thereto, and timely file such form with the SEC and any stock exchange or similar authority; and

6.
Take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company or any person appointed under Section 2 or 3 above assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act or Rule 144.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file a Form ID, Forms 3, 4 and 5 or Form 144 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier superseded by a new power of attorney regarding the purposes outlined herein or revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has hereunto set his or her hand this 18th day of July 2025.

/s/ Gabriela Betsabe Boersner Noguera

Gabriela Betsabe Boersner Noguera